UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41698	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

TechPrecision Corporation (the “Company”) was notified that Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, entered into an agreement to merge with CBIZ, Inc. on November 1, 2024. In a separate transaction on that date, CBIZ CPAs P.C., previously known as Mayer Hoffman McCann P.C. with which CBIZ Inc. has an existing Administrative Services Agreement, purchased substantially all of Marcum’s attest business assets. Substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ CPAs P.C. On November 20, 2024, Marcum resigned as auditors of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, CBIZ CPAs P.C. was engaged as the Company’s independent registered public accounting firm.

The reports of Marcum regarding the Company’s financial statements for the fiscal years ended March 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended March 31, 2024 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended March 31, 2024 and 2023 and during the interim period from the end of the most recently completed year through November 20, 2024, the date of resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report or (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that there were three material weaknesses in the Company’s internal control over financial reporting reported by the Company on its Annual Report on Form 10-K for the year ended March 31, 2024 related to (1) the accurate and timely reporting of the Company’s financial results regarding the initial purchase accounting and the fair value accounting associated with the Company’s acquisition of Stadco, (2) certain omissions in the assessment of the valuation allowance at Stadco during the third and fourth quarter of fiscal 2024 and (3) an insufficient complement of resources and expertise on the Stadco accounting staff necessary to consistently perform management review controls over financial information and complete account reconciliations on a timely basis, to ensure all transactions are accurately captured and recorded prior to closing of the books at Stadco.

Prior to engaging CBIZ CPAs P.C., the Company did not consult with CBIZ CPAs P.C. regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ CPAs P.C. on the Company’s financial statements, and CBIZ CPAs P.C. did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree A copy of the letter, dated November 26, 2024, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16.1	Letter from Marcum dated November 26, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: November 26, 2024	By:	/s/ Richard D. Roomberg
	Name:	Richard D. Roomberg
	Title:	Chief Financial Officer